UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

DEFINITIVE ADDITIONAL PROXY SOLICITING MATERIALS
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to Section 240.14a-12
ROSS STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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ROSS STORES, INC.
SUPPLEMENT DATED APRIL 22, 2021
TO 2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
PROXY STATEMENT DATED APRIL 6, 2021`
Withdrawal of Stockholder Proposal
This Supplement contains important information about recent developments and should be read in conjunction with the Notice of Annual Meeting and
Proxy Statement dated April 6, 2021.
To Our Stockholders:
This Supplement provides updated information with respect to the 2021 Annual Meeting of Stockholders of Ross Stores, Inc. (the "Annual Meeting"), which will be held virtually on Wednesday, May 19, 2021 at 1:00 p.m. PDT. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ROST2021, where you will be able to listen to the meeting live and vote your shares online.
On April 6, 2021, we commenced the distribution of our Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) for the Annual Meeting and notices of the availability of the Proxy Statement, and we filed the Proxy Statement on Schedule 14A with the U.S. Securities and Exchange Commission. The information about recent developments provided in this Supplement replaces and supersedes any inconsistent information set forth in the Proxy Statement.
WITHDRAWAL OF PROPOSAL 4: STOCKHOLDER PROPOSAL REGARDING EXECUTIVE SHARE RETENTION
Effective on April 21, 2021, the stockholder proponent New York State Common Retirement Fund agreed to withdraw Proposal 4 regarding executive share retention.
Accordingly, Proposal 4 will not be presented or voted upon at the Annual Meeting, nor will any votes cast in regard to Proposal 4 be tabulated or reported.
VOTING MATTERS
Other than withdrawn Proposal 4, the other proposals and nominations included in the Proxy Statement will proceed to a vote as originally stated. Notwithstanding the withdrawal of Proposal 4, the proxy card and voting instruction forms distributed or presented online with the Proxy Statement remain valid, and the Company will not distribute new voting instructions or proxy cards.
None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and shares represented by proxy cards or voting instructions returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instructions.
If you have already submitted your voting instructions or proxy card, you do not need to take any action unless you wish to change or revoke your vote.
If you have not yet submitted your voting instructions or your proxy, please submit voting instructions as soon as possible, disregarding Proposal 4.
Information on how to vote your shares, or change or revoke your prior vote or voting instructions, is available in the Proxy Statement. The proxy holders identified on the proxy will vote your shares as indicated on the proxy, except that votes will not be cast regarding Proposal 4. If you submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares in accordance with the Board’s recommendations on each nomination and proposal, and votes will no longer be cast regarding Proposal 4.